Exhibit A-4


	TWENTIETH SUPPLEMENTAL INDENTURE (the "Twentieth
Supplemental Indenture"), dated as of February __, 2001 between
Consolidated Natural Gas Company, a Delaware corporation
(including its predecessors by merger, the "Company"), and The
Chase Manhattan Bank, a New York banking corporation, formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company, as Trustee (the "Trustee"), to the Indenture between the Company and the Trustee, dated as of May 1, 1971, as amended or supplemented from time to time (the "Indenture").

                               WITNESSETH:

	WHEREAS, the Company has requested the Trustee to enter into this Twentieth Supplemental Indenture for the purpose of amending and modifying the Indenture in accordance with Section
14.02 of the Indenture; and

	WHEREAS, consents of the requisite holders of the Debentures to the execution of this Twentieth Supplemental
Indenture, together with an officers' certificate and opinion of counsel, all in accordance with Section 14.03 of the Indenture, have been delivered to the Trustee.

	NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                                ARTICLE I

                       AMENDMENTS TO THE INDENTURE

	Section 1.1.	Sections 6.05, 6.06, 6.07, 6.08, 6.09 and
6.10 of the Indenture are deleted and shall have no further force and effect.

	Section 1.2.  	Section 4.01 of each of the Seventeenth and
Eighteenth Supplemental Indentures is deleted and shall have no further force and effect.

	Section 1.3.	A new Section 6.15 is added to the Indenture,
reading as follows:

      SECTION 6.15.	The Company shall perform, observe and
      comply with all the covenants and restrictions of the Indenture, dated as of April 1, 1995, between the Company and United States Trust Company of New York, as Trustee, as amended and supplemented from time to time (the "1995 Indenture"); provided, that no amendment requiring consent of the holders of debt securities under the 1995 Indenture shall apply to the Indenture unless such amendment shall have been approved and consented to in accordance with the procedures set forth in Article Fourteen of this Indenture.


	Section 1.4.	No further Debentures may be issued under
the Indenture.



                               ARTICLE II

                             EFFECTIVE TIME

	Section 2.1. This Twentieth Supplemental Indenture shall become effective immediately upon its execution by the parties hereto and without any further action by any person as of the date hereof.

                               ARTICLE III

                         MISCELLANEOUS PROVISIONS

	Section 3.1. The Indenture, as amended and modified by this Twentieth Supplemental Indenture, is in all respects ratified and confirmed; this Twentieth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; and all the terms, conditions, and provisions of the Indenture shall remain in full force and effect, as amended and modified hereby.

	Section 3.2. This Twentieth Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance therewith.

	Section 3.3.	The recitals herein contained are made by
the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Twentieth Supplemental Indenture.

	Section 3.4.	This Twentieth Supplemental Indenture may be
executed in any number of counterparts and by different parties thereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

	Section 3.5.	Capitalized terms used herein without
definition have the meanings assigned such terms in the Indenture.



		IN WITNESS WHEREOF, the parties hereto have caused this Twentieth Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date hereof.


						CONSOLIDATED NATURAL GAS COMPANY


					   By:
	                              ______________________________________
						Name:

						Title:

Attest:

By:  ___________________________
     Name:
     Title:


						THE CHASE MANHATTAN BANK, as Trustee

					   By:
	                              ______________________________________
						Name:

						Title:

Attest:

By:  ___________________________
     Name:
     Title: